  As filed with the Securities and Exchange Commission on November 30, 1998

                                                Registration No. 333-___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             --------------------
                           AML COMMUNICATIONS, INC.
              (Exact name of issuer as specified in its charter)

           DELAWARE                                        77-0130894
  (State or Other Jurisdiction                          (I.R.S. Employer
of Incorporation or Organization)                     Identification Number)

      1000 AVENIDA ACASO                                     93012
        CAMARILLO, CA                                      (Zip Code)
    (Address of Principal
      Executive Offices)

                             STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                                  JACOB INBAR
         President, Chief Executive Officer and Chairman of the Board
                           AML Communications, Inc.
                              1000 Avenida Acaso
                             Camarillo, CA  93012
                    (Name and address of agent for service)
                                (805) 388-1345
         (Telephone number, including area code, of agent for service)

                             --------------------

                                With a copy to:
                            PETER F. ZIEGLER, ESQ.
                          Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                         Los Angeles, California 90071
                                (213) 229-7000

                             --------------------

                                    CALCULATION OF REGISTRATION FEE
========================================================================================================
  Title of Securities          Amount to         Proposed Maximum     Proposed Maximum      Amount of
    to be Registered         be Registered      Offering Price per        Aggregate       Registration
                                                       Share           Offering Price          Fee
--------------------------------------------------------------------------------------------------------
     Common Stock,         403,414 shares (1)           $1.50(2)          $605,121(2)        $168.22(2)
     $.01 par value
========================================================================================================

(1) These shares of Common Stock are reserved for issuance pursuant to the Stock Incentive Plan of AML Communications, Inc. Pursuant to Rule 416, there is also being registered such number of additional shares which may become available for purchase pursuant to the foregoing Plan in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reverse stock splits. This Registration Statement does not include 1,096,586 shares available under the Plan for which a registration statement on Form S-8 (Registration No. 333-1520) was previously filed on February 21, 1996 and for which a registration fee was previously paid.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of AML Communications, Inc. as reported on the NASDAQ National Market System on November 24, 1998.

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 was filed with respect to the Stock Incentive Plan of AML Communications, Inc. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 (File No. 333-1520) filed on February 21, 1996 by the Registrant with the Securities and Exchange Commission is hereby incorporated by reference.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

     (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1998;

     (2) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1998 and September 30, 1998;

     (3)  the Registrant's Current Report on Form 8-K, filed on August 13, 1998;

     (4) the description of the Common Stock set forth under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 33-99102-LA), together with any amendment or report filed with the Commission for the purpose of updating such description; and

     (5) the Registrant's Registration Statement on Form S-8 (Registration No. 333-1520) filed February 21, 1996.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

         4 Stock Incentive Plan of AML Communications, Inc., as amended and restated on June 24, 1998 (incorporated by reference to Exhibit
               10.17 to Registrant's Form 10-QSB for the quarter ended September 30, 1998).

         5     Opinion of Gibson, Dunn & Crutcher LLP.

         23.1  Consent of Arthur Andersen LLP.

         23.2  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

         24 Power of Attorney (included on the signature page of this Registration Statement)

         99.1 Form of Employee Nonqualified Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (Registration No. 333-1520) filed February 21, 1996).

         99.2 Form of Incentive Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (Registration No. 333-1520) filed February 21, 1996).

         99.3 Form of amended Nonemployee Director Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Registrant's Form 10-QSB for the quarter ended September 30, 1998).

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 24th day of November, 1998.

                              AML COMMUNICATIONS, INC.


                              By:    /s/ Jacob Inbar
                                 ------------------------------------
                                         Jacob Inbar
                                  President, Chief Executive Officer
                                  and Chairman of the Board

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacob Inbar and Kirk A. Waldron as such person's true and lawful attorneys-in-fact and agents with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                     Title                                Date
              ---------                                     -----                                ----
   /s/ Jacob Inbar                            President, Chief Executive Officer and         November 24, 1998
-------------------------------------         Chairman of the Board
             Jacob Inbar                      (Principal Executive Officer)

   /s/ Kirk A. Waldron                        Chief Financial Officer, Chief Operating       November 24, 1998
-------------------------------------         Officer and Vice President of Finance
           Kirk A. Waldron                    (Principal Financial and Accounting Officer)

   /s/ Tiberiu Mazilu                         Director                                       November 24, 1998
-------------------------------------
        Tiberiu Mazilu, Ph.D.

   /s/ Edwin J. McAvoy                        Director                                       November 24, 1998
-------------------------------------
           Edwin J. McAvoy


   /s/ David A. Derby                         Director                                       November 24, 1998
-------------------------------------
           David A. Derby


   /s/ Richard W. Flatow                      Director                                       November 24, 1998
-------------------------------------
          Richard W. Flatow

                                 EXHIBIT INDEX


Exhibit
Number                             Description
------                             -----------

4 Stock Incentive Plan of AML Communications, Inc., as amended and restated on June 24, 1998 (incorporated by reference to Exhibit 10.17 to Registrant's Form 10-QSB for the quarter ended September 30, 1998).

5       Opinion of Gibson, Dunn & Crutcher LLP.

23.1    Consent of Arthur Andersen LLP.

23.2    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5).

24 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Form of Employee Nonqualified Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (Registration No. 333-1520) filed February 21,
        1996).

99.2 Form of Incentive Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Registrant's Registration Statement on Form S-8 (Registration No. 333-1520) filed February 21, 1996).

99.3 Form of amended Nonemployee Director Stock Option Agreement pursuant to Stock Incentive Plan (incorporated by reference to Exhibit 10.18 to Registrant's Form 10-QSB for the quarter ended September 30, 1998).